SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is made as of the 20th day of October 2013, by and among BREEDIT Ltd., an Israeli company (the "Company"), Oded Sagee ID No. 051588192 of 50 Ramat Yam St., Hertzeliya, Israel (the “Founder”), and ProGaming Platforms Corp., a limited liability corporation organized under the laws of the State of Delaware (the "Investor"). The Company and the Investor are referred to, collectively herein as the “Parties” and separately as a “Party”).

    WHEREAS, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise capital by means of the issuance of Ordinary Shares nominal value NIS 1.00 each (the "Ordinary Shares"); and
    WHEREAS, the capital to be raised was determined to be up to a sum in NIS equal to USD 1,000,000, which, other than the Initial Sum (as defined below), shall be based on an exchange rate published by the central bank of Israel, on the actual date of payment/transfer of the Investment Amount, or any part thereof, but in any event no less than NIS 3.6 per USD 1.00 (the "Investment Amount" and the "Minimum Exchange Rate", respectively); and
    WHEREAS, the Parties have agreed that the Investor, as part the Investment Amount, shall invest in the Company a sum in NIS that is equal to USD 245,000, which, notwithstanding the above, shall be based on a fixed exchange rate of NIS 3.6 per USD 1.00 (i.e. NIS 882,000) (the "Initial Sum"); and
    WHEREAS, the Investor has undertaken to raise for the benefit of the Company the balance amount which is equal to the Investment Amount less the Initial Sum (the "Reminder Amount"), in the manner described herein below and shall, to this end, use its best efforts to provide, or cause to be provided, to the Company, by it or by other investors, the Remainder Amount, at the Investor's sole discretion and subject to the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:
1.    Sale and Issuance of Shares; Closing; Post Closing Actions
1.1.    Deal Terms
(a)    Sale and Issuance of Shares. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company shall issue and sell to the Investor, and the Investors shall purchase from the Company, an aggregate amount of 200 Ordinary Shares of the Company (the "Purchased Shares"), constituting 66.67% of the Company's issued and outstanding share capital as of the Closing, and 60% of the Company's issued and outstanding share capital on a fully diluted basis, after the adoption of the Plan, as contemplated under Section 7.7 hereunder.
(b)    Investor Option to Founder. As soon as practicable after the Closing but in any event no later than 90 business days thereafter, the Investor shall issue to the Founder options to purchase 9.99% of the aggregate number of stock of the Investor (which shall mean to include (i) the Investor's issued and outstanding stock capital on the date hereof, plus (ii) the number of Investor stock to be issued to third parties that shall invest the Initial Sum in Investor's capital, plus (iii) the number of Investor stock issuable upon the conversion of certain notes in the amount of US$ 70,000 issued by the Investor) (the "Founder Option"), at an exercise price equal to the lower of (a) USD 0.05 per stock, or (b) the price per stock paid by the first Qualified Investor. The Founder Option shall vest over a period of three (3) years from issuance on a quarterly basis. All other terms of the Founder Option shall be as specified in Schedule 1.1(b) hereto. Without derogating from the Investor's obligations set forth above, the Investor shall use reasonable efforts to adopt a stock option plan under the Israeli Tax Ordinance for employees of Israeli subsidiaries, under which the Founder Option shall be granted.
For example, if the Investor raises the Initial Sum at a price per share of US$ 0.05, then the Founder Option shall be for the purchase of approximately 6,063,638 Investor shares (calculated as 9.99% of the aggregate number of shares (i) of the Investor's issued and outstanding share capital on the date hereof (52,197,055 shares), plus (ii) 5,000,000 shares of the Investor to be issued to third parties that shall invest the Initial Sum in Investor's capital, plus (iii) 3,500,000 Investor shares issuable upon the conversion of notes in the amount of US$ 70,000 issued by Investor, which in total is equal to 60,697,055.
(c)    The Founder is granted an anti-dilution protection up to an aggregate raising of funding for the Company, commencing on the date hereof (including the Initial Sum), in any manner whatsoever, whether by way of equity investments, loans, guarantees, capital notes or any other way, of a sum equal to the Investment Amount (computed based on the exchange rate determined for the Initial Sum, and the actual exchange rate determined for the Remainder Amount subject to the Minimum Exchange Rate) (the "Founder's Anti Dilution Protection"). Therefore, the Founder's holding percentage in the Company immediately following the Closing shall not be affected if the Remainder Amount shall be invested in the Company, in whole or in part, by the Investor or by any other person or entity which is not the Investor. In the event of a dilution event of the Founder's holding percentage immediately following the Closing, resulting from any equity investments, loans, guarantees, capital notes or any other way in the Company of the Investment Amount, or part thereof, in a single transaction or a series of transactions thereof, then Company shall within three (3) business days thereafter issue to the Founder additional Ordinary Shares for no additional consideration, so that the number of Ordinary Shares held by the Founder in the Company thereafter shall represent the same percentage holdings in the Company that they represented immediately following the Closing and prior to the actual said transaction or series of transactions thereof. Any additional Ordinary Shares of the Company issued to the Founder pursuant to this Section 1.1(c) shall, upon their issuance, be duly authorized, validly and lawfully issued, fully paid and non-assessable and shall not be subject to, or trigger, any anti-dilution or pre-emptive rights of any shareholder of the Company whether under law, the Company's Amended Articles (as such term is defined below) as in effect from time to time, or otherwise.
1.2.    The Closing
The Closing shall be held at the offices of CBLS Law Offices, No. 5 Azrieli Center, Square Tower, 35th Floor, Tel Aviv, within one (1) business day following compliance with the Closing Condition in Section 1.2.A(b) (i.e the obtaining of a signed copy of the Academic Institution Agreement as defined below), or at such other time and place as the Company and the Investor shall mutually agree in advance in writing, and in any event subject to the Closing Conditions having been met ("Closing Date").
At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered, unless such transaction is specifically waived by the other Party in writing):
1.2.A    Company Actions at Closing
(a)    Company Resolutions and Documents. The Company shall have delivered to the Investor the following resolutions:
(1)    Resolutions of the Company's shareholders in the form attached hereto as Schedule 1.2A(a)(1)(i) by which (i) the shareholders of the Company unanimously approve the adoption of the Articles of Association of the Company in the form attached hereto as Schedule 1.2A(a)(1)(ii) (the “Amended Articles”), and (ii) all shareholders unanimously approved the terms of this Agreement and the transactions hereunder;
(2)    True and correct copies of resolutions of the Board (i) issuing and allotting all of the Purchased Shares to the Investor and approving all other transactions contemplated herein, in the form attached hereto as Schedule 1.2A(a)(2)(i); and (ii) assigning signature rights in the Company, in the form attached hereto as Schedule 1.2A(a)(2)(ii);
(3)    The Company shall deposit with the Escrow Agent (as such term is defined below) (i) a validly executed share certificates covering the Purchased Shares dated as of the Closing Date, issued in the name of the Investor, in the form attached hereto as Schedule 1.2A(a)(3)(i) (the "Share Certificate"). The Escrow Agent shall transfer the Share Certificate to the Investor according to the irrevocable letter of instructions attached hereby as Annex 1; and (ii) a signed Board resolution, in the form attached hereto as Schedule 1.2A(a)(3)(ii), pursuant to which in the event the Investor does not transfer the entire balance of the Initial Sum according to terms and within the time frames set forth herein, all the Purchased Shares held by the Investor shall immediately convert into deferred shares. "deferred shares" for purposes hereof shall mean such shares which entitle the holder thereof to no rights whatsoever except the right to receive payment of the shares' par value upon the liquidation or dissolution of the Company out of such funds which remain available following such liquidation or dissolution;
(b)    A signed copy of the Software License Agreement, entered into by the Company with a leading academic institution in Israel ("Academic Institution" and the "Academic Institution Agreement", respectively);
(c)    The Founder and the Company shall have executed and delivered to the Investor the Consulting Agreement, substantially in the form attached hereto as Schedule 1.2A(c).
1.2.B    Investor Actions at Closing
(a)    (i) the Investor shall pay directly into the Company's bank account, or into the Escrow Account (as defined below), at the Investor's discretion, an amount in US$ 61,250 (based on the NIS/US$ fixed exchange rate of NIS 3.6 per USD 1.00 (i.e. NIS 220,500)) (the "On Account Amount"), on account of the Initial Sum in immediately available funds; and (ii) the balance of the Initial Sum (which is the amount equal to the Initial Amount less the On Account Amount), shall be transferred by the Investor within 30 business days after the Closing Date in immediately available funds to Confino, Luchtenstein Trust Company Ltd. (the "Escrow Agent"), No. _______________ in Bank Hapoalim B.M., Swift Code: _________________ (the "Escrow Account"), to be held by the Escrow Agent on behalf of the Company and the Investor.
The Escrow Agent shall transfer the Initial Sum to the Company according to the irrevocable letter of instructions attached hereby as Annex 1.
(b)    Investor's Resolutions and Documents. The Investor shall have delivered to the Company the following resolutions:
(1)    True and correct copies of resolutions of the Investor's board of directors, in the form attached hereto as Schedule 1.2B(b)(1) approving all transactions contemplated herein;
(2)    The Investor shall deposit a power of attorney with the Escrow Agent irrevocably empowering the Founder to vote the Purchased Shares of the Investor on any matter brought before the Company's shareholder general meetings and/or any other shareholders meeting of the Company (or any such other adjournment by any class of shareholders of the Company attended by the Investor) (the "POA"), in the form attached hereto as Schedule 1.2B(b)(2). The Parties hereby instruct the Escrow Agent to transfer the POA to the Founder only in the event that the Investor fails to fund an amount called by the Company pursuant to a Capital Call in accordance with the provisions of Section 1.3 below, at any time prior to the investment of the full Investment Amount in the Company. To this end, the Company's written confirmation to the Escrow Agent stating the Investor's failure thereof shall suffice for the Escrow Agent to transfer said POA as set forth herein above.
1.3.    Subsequent Closings
(a)    The Remainder Amount shall be raised by the Company from the Investor or third parties, from time to time based on capital calls initiated by the Company ("Capital Calls"), based on Company's needs for the 12-month period following each Capital Call, provided that in no event the Capital Calls exceed in total the Remainder Amount. The first Capital Call shall be delivered to the Investor not prior than the lapse of 8 (eight) months following the Closing Date, and shall apply to the Company's capital needs for the 12-month period commencing 12 months after the Closing Date. Together with each Capital Call the Company shall deliver to the Investor an updated budget for the 12-month period covered by such Capital Call (the "Updated Budget"). A Capital Call shall be delivered to the Investor no later than 4 (four) months prior to the date on which the Company requires such funds.
(b)    Investor shall be afforded a period of at up to 1 (one) month to notify the Company in writing whether it intends to fund the Capital Call. In the event that the Investor does not notify the Company in writing that it commits to provide the full amount of the Capital Call within the 1 (one) month period, and in any event no later than 3 months prior to the commencement of the 12-month period covered in the Updated Budget and in relation to which the Company made the Capital Call, then the Company shall have the right to approach third party investors with the intent to raise such funds from them. Notwithstanding the foregoing, the Investor shall have a right of first offer with respect to any funding agreed between the Company and said third party (without derogating from the Founder's Anti-Dilution Protection right), by way of furnishing Company with a firm, unqualified written undertaking within no later than 5 business days after receiving notice of such third party offer from Company, in which the Investor shall commit in writing to the entire investment amount committed by said third party. Partial acceptance shall be deemed a rejection by the Investor to exercise its right of first offer as set forth herein.
(c)    It is clarified that in the event that the Remainder Amount is raised from Investor, then at the sole discretion of the Investor, it shall be registered as a premium on the Purchased Shares or in return for capital notes which will not bear interest, will not be linked to any index and will not have a repayment date, and shall only be entitled to participate in the distribution of the Company's assets in case of liquidation pari-passu with the other holders of shares in the Company as if the monies invested against such capital notes were invested in return for the Purchased Shares held by the holders of such capital notes.
1.4.    Post Closing Actions
The Parties agree, undertake and covenant that they shall each take all actions, promptly after the Closing Date and no later than within the time prescribed under applicable law, as may be necessary to perfect the consummation of this Agreement. Without derogating from the generality of the above:
(a)    The Company shall register the allotment of the Purchased Shares to the Investor in the register of shareholders of the Company and the Israeli Companies Registrar (the "Registrar");
(b)    The Company shall file with the Registrar the Amended Articles, in place of the previous articles of association of the Company, as filed;
(c)    The Company shall file with the Registrar the appointment of the Board member appointed by the Investor;
(d)    The Company shall have the Board approve the Plan (as defined in Section 7.6 below), in compliance with the terms in Section 7.6 below;
(e)    The Company shall have the Board approve a budget for the Company with respect to the 12-month period commencing on the Closing Date;
(f)    The Investor shall issue to the Founder the option to purchase the 9.99% aggregate number of stock of the Investor in compliance with the Founder Option and the terms set forth in Section 1.1(b) above;
(g)    The Company shall act in the Company's bank account (the "Company Account") simultaneously as follows: (i) the Founder shall no longer be personally liable in the Company Account; and (ii) the Company shall no longer have a credit line in the Company Account.
1.5.    Defined Terms Used in this Agreement
In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meaning set forth or referenced below.
“Affiliate” means with respect to any person or entity (a “Person”) any person which, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any partner, officer, director, or member of such person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such person.
“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.
"Qualified Investor" means the first investor or several investors that will invest an aggregate sum of $100,000 in the share capital of the Investor.
2.    Representations and Warranties of the Company
The Company hereby represents and warrants to the Investor, and acknowledges that the Investor is entering into this Agreement in reliance thereon, as follows:
2.1.    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.
2.2.    Capitalization
(a)    The authorized share capital of the Company immediately prior to the Closing is NIS 1,000 divided into 1,000 Ordinary Shares, of which 100 are issued and outstanding. The authorized share capital of the Company immediately following the Closing shall be NIS 1,000 divided into 1,000 Ordinary Shares, of which 300 shall be issued and outstanding, and 33 Ordinary Shares shall be reserved for issuance to Company's employees, directors and officers, as part of the Plan.
(b)    Except for the transactions contemplated by this Agreement and as set forth in the cap table attached hereto as Annex 1 (the "Cap Table"), there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share capital of the Company and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of the Company or under which the Company is, or may become, obligated to issue any of its securities.
2.3.    Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, and is not a participant in any partnership, joint venture or other business association.
2.4.    Authorization. All corporate actions required to be taken by the Board and shareholders in order to authorize the Company to enter into the Agreement, and to issue the Purchased Shares, have been taken or will be taken prior to the Closing. The Agreement, following the Closing Date, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.5.    Valid Issuance of Shares. Without derogating from the Investor's undertaking set forth in Sections 1.2.B.(a) and 1.3(a), and the Company's rights under Sections 1.2.A(a)(3)(ii) and 1.2.B(b)(2), the Purchased Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended Articles, applicable laws, liens, claims, encumbrances or third party rights of any kind, and duly registered in the name of the Investor in the Company's register of shareholders. To this end, the Founder's signature affixed to the Agreement hereto shall constitute the Founder's irrevocable waiver of any and all participation rights and/or preemptive rights, right of first refusal, anti-dilution rights, conversion rights or any other such similar rights, whether granted by law or by way of agreements, in connection with the issuance of the Purchased Shares by the Company to the Investor pursuant to this Agreement.
2.6.    Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company's knowledge, currently threatened against the Company and any of its officers, directors or key employee, or against the Company’s properties, or with regard to the Company’s business; There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.
2.7.    Intellectual Property
(a)    All of the Company's ownership and possession pertaining to intellectual property is set forth in the Academic Institution Agreement (the "Company IP"). Other than as otherwise set forth in the Academic Institution Agreement, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company IP, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Company IP.
(b)    The Founder has entered into written agreements with the Company assigning to the Company all rights in Company IP to the extent developed in the course of its entrepreneurship toward the establishment of the Company, including without limitation, the Company's website and any and all software and related documents already developed or currently under development by the Founder.
(c)    The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.
2.8.    Compliance with Other Instruments. The Company is not in default (a) under its Articles of Association or other formative documents, or, to its knowledge, under any material agreement it is a party; or (b) to its knowledge, with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court, which default, in any such case, would have a Material Adverse Effect on the financial condition or business of the Company. To its knowledge, no third party is in default under any material agreement, contract or other instrument, document or agreement to which the Company is a party or by which it or any of its property is affected.
2.9.    No Breach. Neither the execution and delivery of this Agreement and the other agreements contemplated hereby or ancillary hereto nor compliance by the Company with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company's Articles of Association, or other governing instruments of the Company, (ii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (iii) to its knowledge, applicable law. Such execution, delivery and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company, or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.
2.10.    Interested Party Transactions. To the best knowledge of the Company, other than as set forth in Schedule 2.10, no officer, director or shareholder of the Company, or any affiliate of any such person or entity or the Company, has or has had, either directly or indirectly a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected, except for normal compensation for services for employees and/or consultants, which has been disclosed to the Investor and which have been duly approved by the Board of Directors and/or the shareholders of the Company in accordance with Israeli law. To the Company's knowledge, other than as set forth in Schedule 2.10, there are no existing arrangements or proposed transactions between the Company and any officer, director, or holder of more than five percent (5%) of the share capital of the Company, or any affiliate or associate of any such person. The Company hereby represents that, other than as set forth in Schedule 2.10, no employee, shareholder, officer, or director of the Company is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.
2.11.    Financial Statements. The Company has no approved financial statements. As of Closing, the Company shall have no liabilities (other than liabilities in the ordinary course of business, including without limitation liabilities towards employees for termination notice periods and severance pay), debts or obligations, whether accrued, absolute or contingent in excess of an aggregate sum of US$ 45,000.
2.12.    Ownership of Assets. Except as set forth in Schedule 2.12(a), the Company does not currently lease or license any property. The Company does not own any assets other than those set forth in Schedule 2.12(a) hereto and other than as set forth in the Financial Statements. The Company has good and marketable title to all of its assets; such assets are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge. The Company is not in default or in breach of any material provision of its leases or license, and to the Company's knowledge, the Company holds a valid leasehold or licensed interest in the property it leases or licenses. The Company’s shareholders do not own or possess, in their individual or any other capacity, any property or other asset which is material, individually or in the aggregate, to the financial condition, operations or business of the Company.
2.13.    Contracts. The Company has no employment or consulting contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing.
2.14.    Taxes. To the best of its knowledge, the Company is currently not liable for any tax (whether income tax, capital gains tax, or otherwise). The Company has withheld and paid to the appropriate taxing authority all taxes it is required to withhold from amounts paid to any person including any of its employees.
2.15.    Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement. The Company agrees to indemnify and hold the Investor harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.
2.16.    Full Disclosure. To Company's knowledge, no representation or warranty of the Company contained in this Agreement and no certificate furnished to the Investor at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
It is clarified that any disclosure of any fact made in connection with any provision hereof or included in any schedule or annex hereto, shall be deemed to cover any disclosure required under any other provision hereof.
3.    Company and Founder - Indemnification; Survival of Representation and Warranties
3.1    Compensation by the Company. Subject to the following limitations of indemnification provisions, the Company agrees to protect, defend, compensate, indemnify, and hold harmless the Investor against and in respect of all direct loss, direct liability, direct damage, direct cost, or direct expense, (including reasonable legal fees and expenses) (collectively: “Loss”), as and when incurred by the Investor, due to any material breach or falsity of any of the representations, warranties, or covenants of the Company contained in Section 2 above.
3.2    Indemnity Procedure. The indemnification obligation under this Section 3 shall be contingent on Investor: (i) immediately after receipt by the Investor of notice of the commencement of any action, proceeding, or investigation by a third party in respect of which indemnity may be sought (a "Claim"), shall notify the Company; (ii) the Company shall assume the defense of the Claim with counsel reasonably satisfactory to the Investor, and the fees and expenses of such counsel shall be borne by the Company; (iii) the Investor will reasonably cooperate with the Company in the defense of any Claim for which the Company assumes the defense and Company shall bear Investor's documented out-of-pocket expenses in relation thereto. The Company shall not be liable for a settlement made by the Investor in any Claim affected without the Company’s advance written consent. The Company shall not unreasonably withhold its consent to a settlement of such Claim if the settlement shall not inflict on Company any liability to which Company is not otherwise exposed by virtue of the provisions of this Agreement (taking into account and without derogation from the limitation of liability provisions). The Company shall not enter into any settlement in any Claim, unless such settlement includes a general release of the Investor with no payment by the Investor of consideration and without an admission of liability.
3.3    Founder's Indemnity. Founder agrees to indemnify and hold harmless the Investor, against any and all loss, liability, claim, damage and reasonable expense (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false representation or warranty or material breach or material failure to comply with any covenants or agreement made by the Founder herein or in any other document furnished by the Founder to the Investor as part of this Agreement, (b) any action for securities law violations instituted against the Investor which is finally resolved by judgment against Investor, or (c) the Founder shall indemnify the Company and the Investor in the event of any claim or demand by a former employer of the Founder or any affiliate thereof against the Company, the Investor or the Founder, as finally resolved by a non-appealable judgment, regarding breach of contract, violation of property rights or violation of any other right or obligation by the Founder in connection thereto. Notwithstanding the aforementioned, the Founder's liability under this Agreement, including without limitation, under the provisions of this Section 3, shall be limited to the transfer of the shares of the Company held by the Founder at the time of claim (the number of shares of the Company to be transferred to the Investor shall be equal to the value of loss suffered by the Investor divided by the fair market value of the Founder's shares as then in effect) and the Founder shall indemnify by transferring such shares and not by any other means of indemnification; The remedy provided under this Section 3 shall be the Company and/or the Investor's sole and exclusive remedy against the Founder provided, however, that such limitation shall not apply to any fraud or willful misconduct by the Founder. Notwithstanding the foregoing, the Investor and Company shall not be entitled to indemnification for incidental or indirect losses.
3.4    Time Limitation. The Company and the Founder shall have no liability (and such liability shall be fully discharged and any cause of action shall be extinguished) and a claim by the Investor for indemnification based on the representations and warranties of the Company and the Founder shall be forever barred, unless such claim is brought by the earlier of (i) twenty-four (24) months following the Closing, provided that, the representations and warranties of the Company in Sections 2.2 (capitalization), 2.7 (Intellectual Property) and 2.14 (taxes) shall survive and remain in full force and effect until the lapse of the statute of limitations regarding such matter; (ii) the sale of all, or substantially all of the Company’s assets or shares (including by way of merger or the like), or (iii) the initial public offering of the Company’s securities.
3.5    Threshold. Without derogation from other limitations with regard to indemnification herein, no claims shall be asserted against the Company or the Founder unless the aggregate Loss claimed exceeds US$ 15,000 (Fifteen Thousand USD), in which event the Investor shall be entitled to indemnification for all Loss from the first dollar.
4.    Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, that:
4.1.    Authorization. The Investor has full power and authority to enter into the Agreement. The Agreement, to which the Investor is party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms. All corporate actions required to be taken by the Investor's board of directors and shareholders in order to authorize the Investor to enter into the Agreement, including without limitation the issuance of the Founder Option, have been taken or will be taken prior to Closing.
4.2.    Enforceability. The Agreement, when executed and delivered by the Investor, will constitute the valid, binding and enforceable obligations of the Investor.
4.3.    Experience. The Investor is an experienced investor in securities of companies in an early development stage and acknowledges that they are able to fend for themselves, can bear the economic risks of such investment in the Shares (including the complete loss thereof) and has such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of this investment in the Shares.
4.4.    Financial Resources. The Investor has and at the Closing shall have the financial resources necessary to fulfill its obligations under this Agreement and the transactions contemplated hereby.
4.5.    Authorized Stock Capital. The authorized stock capital of the Investor consists of 500,000,000 shares of Common Stock $0.01 par value per share. Immediately prior to Closing, there were 52,197,055 shares of Common Stock issued and outstanding and no stock of Investor's Preferred Stock issued and outstanding. Immediately prior to Closing, no shares of Common Stock were reserved for issuance, including without limitation, for issuance upon the exercise of outstanding options and warrants. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof and on the Closing Date, there are no outstanding or authorized options, warrants, rights, calls, commitments, preemptive rights, subscriptions, claims of any character, convertible or exchangeable securities, or other contracts, contingent or otherwise, relating to Common Stock or any capital stock or capital stock equivalent or other nominal interest in the Investor, which relate to the Investor (collectively, “Company Equity Interests”) pursuant to which the Investor is or may become obligated to issue or sell shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any Investor Equity Interests. There are no outstanding obligations of the Investor to repurchase, redeem or otherwise acquire any outstanding securities of the Investor or any Investor Equity Interests. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Investor's stockholders may vote are issued or outstanding as of the date hereof.
4.6.    Company SEC Reports; Financial Statements
(a)    The Investor has timely filed with the SEC all registration statements, prospectuses, reports, schedules, forms, proxy statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by the Investor (the “Investor SEC Reports”). The Investor SEC Reports (i) were prepared and will be prepared (when filed after the date of this Agreement and as of the Closing Date) in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Investor SEC Report filed with the SEC prior to the date of this Agreement.
(b)    Each of the consolidated financial statements of the Investor (including, in each case, any notes thereto) contained in the Investor SEC Reports (the “Investor Financial Statements”) was prepared and will be prepared (when filed after the date of this Agreement) in accordance with GAAP (except as may be indicated in the notes thereto) and presented fairly and will present fairly (when filed after the date of this Agreement) in all material respects the consolidated financial position and consolidated results of operations of the Investor as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year-end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience.
4.7.    Disclosure of Information. The Investor has been afforded the opportunity to ask questions of officers or other representatives of the Company concerning the business of the Company, and it has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement. The Investor is buying the Purchased Shares only for investment, for its own account, and without any present intention to sell or distribute the Purchased Shares.
4.8.    No Public Market. The Investor understands that no public market now exists for the Purchased Shares, and that the Company has made no assurances that a public market will ever exist for the Purchased Shares.
4.9.    No Breach. Neither the execution and delivery of this Agreement or any Schedule or agreement attached or ancillary thereto, nor performance by it of the respective terms thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) any of the Investor's corporate documents (if and to the extent applicable), (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which the Investor is aware and subject, (iii) any agreement, contract, lease, license or commitment to which the Investor is party or to which it is subject, or (iv) applicable laws. Such execution, delivery and performance will not require the consent or approval of any person, which consent or approval has not heretofore been obtained or which will be obtained by the Closing.
5.    Investor - Indemnification; Survival of Representation and Warranties
5.1    Compensation by the Investor. Subject to the following indemnity procedure, the Investor agrees to protect, defend, compensate, indemnify, and hold harmless the Company and Founder against and in respect of all Losses, as and when incurred by the either of them, respectively, due to any material breach or falsity of any of the representations, warranties, or covenants of the Investor contained in Section 4 above.
5.2    Indemnity Procedure. The indemnification obligation under this Section 5 shall be in compliance with the indemnity procedure set forth in Section 3.1 above, mutatis mutandis.
5.3    Threshold. No claims shall be asserted against the Investor unless the aggregate Loss claimed exceeds US$ 15,000 (Fifteen Thousand USD), in which event the Company and/or the Founder shall be entitled to indemnification for all Loss from the first dollar.
6.    Conditions to the Investor’s Obligations at the Closing. The obligations of the Investor to purchase the Purchased Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
6.1    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of any state that are required in connection with the lawful issuance and sale of the Purchased Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.
6.2    Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the Closing Date.
6.3    Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with by the Company, as the case may be.
6.4    Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 1.2.A shall be in the form attached hereto.
6.5    Proceedings and Documents. The Investor shall have received all counterpart originals or certified or other copies of all corporate and other proceedings in connection with the transactions contemplated by this Agreement, as set forth in Section 1.2.A herein above, and all documents and instruments incident to such transactions in the form set forth in Section 1.2.A herein above.
6.6    Absence of Material Adverse Changes. From the date hereof until the Closing, there will have been no Material Adverse Effect in the financial or business condition of the Company, in the sole judgment of the Investor.
6.7    No restraining order or injunction. From the date hereof until Closing, no restraining order, injunction or other legal process or order of any governmental authority shall be in effect which purports to prevent the Company from performing its obligations hereunder or any portion thereof.
6.8    No dissolution or liquidation. From the date hereof until Closing, the Company shall not have filed, or had filed against it, any proceeding seeking the dissolution or liquidation of the Company or the appointment of a receiver over the Company’s assets, nor shall the Company have made a general assignment for the benefit of creditors or have declared that it is unable to pay its obligations as they come due.
7.    Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Purchased Shares to the Investor at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
7.1     Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects as of such Closing.
7.2    Performance. The Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before and at Closing.
7.3    No restraining order or injunction. From the date hereof until the Closing, no restraining order, injunction or other legal process or order of any governmental authority shall be in effect which purports to prevent the Investor from performing its obligations hereunder or any portion thereof.
8.    Affirmative Covenants.
8.1    Use of Proceeds. The Company will use the proceeds of the issuance and allotment of the Purchased Shares in accordance with the Budget as may be amended from time to time by the Board, which decision shall include the consent of the Board member appointed by the Founder.
8.2    Employment Matters. The Company shall procure that: (i) its employees shall not be obligated under contract or agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employees’ ability to promote the interest of the Company or that would conflict with the Company’s business; (ii) neither the employment by the Company of any of its employees (including the Founder), nor its engagement with its consultants, constitutes or is likely, to Company's knowledge, to constitute a breach of any of such persons’ obligations to third parties; (iii) any and all employment contracts with any officer or employee or any other consultant or person of Company, may be terminated by it at its sole discretion, without liability, in compliance with applicable law, or within thirty (30) days or less ; and (iv) it shall not employ any person who will have access to confidential information with respect to the Company and its operations unless such person has executed and delivered a proprietary information and non-competition agreement.
8.3    No Sale by Founder. Founder shall be subject to a prohibition on sales, transfers, pledges and other dispositions of his shares in the Company, in a manner that Founder will not, without the consent of the Investor, sell any of his Company shares for a period of thirty six (36) months as of the Closing Date (the "Founder No Sale Period"). Notwithstanding the foregoing, during each one third of the Founder No Sale Period, the Founder shall be entitled to sell up to 10% of his Company shares. All such sales by Founder shall be subject to the provisions of the Amended Articles.
8.4    No Sale by Investor. The Investor shall be subject to a prohibition on sales, transfers, pledges and other dispositions of the Purchased Shares, in a manner that Investor will not, without the consent of the Founder, sell any of his Purchased Shares for a period of thirty six (36) months as of the Closing Date (the "Investor No Sale Period"). Notwithstanding the foregoing, during each one third of the Investor No Sale Period, the Investor shall be entitled to sell up to 10% of his Purchased Shares. All such sales by Investor shall be subject to the provisions of the Amended Articles.
8.5    Registration Rights. The Company and the Investor each undertakes, the Company towards the Investor and the Investor towards the Founder, to provide the respective other party with the same registration rights that, to the extent applicable to the Company, the Company grants in the future to an investor in the Company, and to the extent applicable to the Investor, the Investor grants in the future to an investor in the Investor, on a pro-rata and pari passu basis (subject to customary cut backs), and shall make the such applicable party a party to any agreement in which such registration rights are granted.
8.6    Information Rights. The Company shall deliver to the Investor: (i) its audited annual financial statements, drawn up in accordance with generally accepted accounting principles in the Israeli GAAP ("GAAP") within 45 days of the end of each calendar year (the “Audited Financial Statements”); (ii) its unaudited, reviewed, quarterly financial statements drawn up in accordance with GAAP, within 15 days after the end of each calendar quarter (the “Unaudited Financial Statements”). The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to as the “Financial Statements”. Company's obligation under this Section 7.5 is subject to the Investor bearing all costs and expenses to be incurred by the Company in connection with the preparation of the Financial Statements, by undertaking and directly paying the auditors their costs and expenses in connection thereto. The Financial Statements shall be true and correct in all material respects, in accordance with the books and records of the Company and prepared in accordance with GAAP, and shall fairly and accurately present in all material respects the financial position of the Company as of relevant dates and the results of its operations for the period then ended. Company acknowledges that Investor is a publicly traded company and that the Financial Statements shall be disclosed to the Investor’s shareholders. Furthermore, Company undertakes to assist Investor in the incorporation of its Financial Statements into the public disclosures of Investor.
8.7    Filing of ESOP. The Company shall, within 90 days following the Closing, have approved by the Board a share option plan in compliance with the Israeli Tax Ordinance for incentivizing Company's directors, officers, consultants and employees (the "Plan"), for the purchase of 10% of the Company's issued and outstanding share capital on a fully diluted basis (calculated on the Closing date), whether by way of direct issuance of Ordinary Shares or by issuance of other securities convertible into Ordinary Shares, and within the time period set forth herein have the Plan filed with the Israeli tax authorities.
8.8    Confidentiality. Each party hereto undertakes not to make public (by way of an announcement or by press release or in any other manner) the other party's identity without such other party's prior written consent. The Company, Founder and the Investors and any person acting on their behalf, shall keep the existence of this Agreement and the terms therein, as well as the representation and warranties included herein in strict confidence, and neither party shall disclose or issue any public statement or press release concerning this transaction without the prior written approval of the other party of the substance and form of any such statement or release, except as, and only to the extent required, (a) to exercise any of its rights or fulfill any of its obligations under the terms herein, (b) by either party to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with making or monitoring this Agreement, provided such professionals are obligated to such party to keep any such information confidential pursuant to a written agreement or by nature, or (c) as may be required under applicable law. It is acknowledged that (i) the Investors may provide such information as needed to its respective investment committees, board of directors, partners and other persons involved in the transaction on their behalf on a “need to know” basis, subject to standard confidentiality agreements, and (ii) the Investor is a US publicly traded company and as such is subject to disclosure requirements under applicable laws and regulations (including securities laws), and therefore it shall be entitled to issue public statements in connection with the engagement hereunder, to the minimal extent required under such laws and regulations. Without derogating from the above, Investor agrees to comply fully with all the confidentiality undertakings imposed on the Company in the Academic Institution Agreement.
9.    Miscellaneous
9.1    Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby. Without derogating from the generality of the above, the Company, Founder and officers shall make best reasonable efforts to ensure the timely delivery of the Company's GAAP based Audited Financial Statement and Unaudited Financial Statements in compliance with Section 8.6 above.
9.2    Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9.4    No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any person other than the Parties.
9.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.6    Expenses. All of the expenses incurred by the Company and/or Founder in connection with the preparation, execution and consummation of this Agreement and with the transactions contemplated herein shall be paid by the Company and all of the Investor’s expenses in such connection shall be paid by the Investor.
9.7    Governing Law & Forum. This Agreement shall be governed and construed under the laws of the State of Israel and the exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the applicable Tel Aviv Court.
9.8    Arbitration. Any dispute, controversy or claim arising in relation to this Agreement, including with regard to its validity, invalidity, breach, enforcement or termination, will be referred to a single arbitrator, who shall be appointed by mutual consent of the parties hereto. (Yoram Harpak). If the parties hereto fail to appoint such arbitrator within 14 days of a written notice of dispute from either party, the Head of the Israeli Bar Association shall appoint such arbitrator. Arbitration proceedings shall take place in Tel Aviv, Israel, and shall be conducted according to the rules of substantive law. The arbitrator will not be bound by rules of evidence or procedure and will give the reasons for his judgment. The arbitrator's decision shall be final and enforceable in any court. This paragraph shall constitute an arbitration agreement between the parties hereto.
9.9    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.7:
If to Investor:

ProGaming Platforms Corp.
40 Wall Street
28th Floor
New York, NY
U.S.A.
Fax: 212-658-9867
Attn: Erez Zino, CEO
With a copy to:    Confino, Ben-Zvi, Luchtenstein, Schottenfels, Law Offices
Fax: +972 3 7188701
Attn: Lori Confino.

If to the Company  BREEDIT Ltd.
50 Ramat Yam St.
Hertzeliya, Israel
Attn: Oded Sagee
With a copy to:    Confino, Ben-Zvi, Luchtenstein, Schottenfels, Law Offices
Fax: +972 3 7188701
Attn: Lori Confino.

If to the Founder:    Oded Sagee
9.10    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of all of the parties hereto.
9.11    Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
9.12    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
9.13    Entire Agreement. This Agreement (including the Schedules hereto, if any) and the Amended Articles constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled, including without limitation the Term Sheet.
(Signatures on Following Page)

The Parties have executed this Share Purchase Agreement as of the date first written above.

BREEDIT LTD. (COMPANY)

By: /s/ Oded Sagee
Oded Sagee, CEO

PROGAMING PLATFORMS CORP. (INVESTOR)

By: /s/ Erez Zino
Erez Zino, CEO

ODED SAGEE (FOUNDER)

By: /s/ Oded Sagee